Exhibit 99

VF CORPORATION REPORTS FOURTH QUARTER REVENUE AND EARNINGS AND EXCEEDS FY24 CASH FLOW EXPECTATIONS
DENVER, May 22, 2024 - VF Corporation (NYSE: VFC) today reported financial results for its fourth quarter (Q4'FY24) and fiscal year ended March 30, 2024 (FY24).
Bracken Darrell, President and CEO, said:
"In Q4, we made progress advancing our Reinvent transformation program. We closed the fiscal year with further inventory reductions helping us deliver $1 billion in operating cash flow and over $800 million in free cash flow, exceeding our guidance. As we move into fiscal year 2025, we will continue to execute our broader turnaround plans, including driving continued momentum on our key priorities, namely fixing the Americas, turning around Vans®, reducing costs and paying down debt, while progressing on the actions resulting from our strategic portfolio review. We have been rebuilding the leadership team, including the announcement of the CFO appointment, and I feel energized that we are positioning VF to return to sustainable and profitable growth."
Q4’FY24 Financial Review
•Revenue $2.4 billion, down 13%
◦The North Face® down 5%, brand DTC up 6% (up 7% in constant dollars), with ongoing US wholesale weakness
◦Vans® down 26% (down 27% in constant dollars), largely consistent with the prior quarter and includes the additional impact from deliberate actions to further right-size inventories in the wholesale channel
•Reported and adjusted gross margin 48.4%, down 120 basis points
◦Adjusted gross margin benefits of 180 basis points from favorable mix were more than offset by 300 basis points of unfavorable rate, largely from the impact of reset actions and ongoing promotional activity as well as negative transactional foreign currency impacts
•Operating margin (15.0)%, down 910 basis points; adjusted operating margin (2.1)%, down 770 basis points
◦Adjusted operating margin reflects 650 basis points of deleverage and 120 basis points of unfavorable adjusted gross margin
•Generated gross cost savings through Reinvent of approximately $40 million and incurred approximately $55 million of related charges in Q4'FY24
•Earnings (loss) per share (EPS) $(1.08) vs. Q4'FY23 $(0.55); Adjusted EPS $(0.32) vs. Q4'FY23 $0.17
FY24 Financial Review
•Revenue $10.5 billion, down 10% (down 11% in constant dollars)
•Gross margin 52.0%, down 50 basis points; adjusted gross margin 52.1%, down 50 basis points
◦Adjusted gross margin benefits of 90 basis points from favorable mix were more than offset by 140 basis points of unfavorable rate, which included 100 basis points of negative transactional foreign currency impacts
•Operating margin (0.3)%, down 310 basis points; adjusted operating margin 5.6%, down 420 basis points
◦Adjusted operating margin reflects 370 basis points of deleverage and 50 basis points of unfavorable adjusted gross margin
•Generated gross cost savings through Reinvent of approximately $80 million and incurred approximately $105 million of related charges in FY24
•Earnings (loss) per share (EPS) $(2.49) vs. FY23 $0.31; Adjusted EPS $0.74 vs. FY23 $2.10
Balance Sheet and Cash Flow Review
•Inventories decreased by $382 million during Q4'FY24, down 23% versus the prior year
•Generated operating cash flow of $1.015 billion for the fiscal year, with free cash flow of $804 million
•Net debt at the end of Q4'FY24 was $5.3 billion, down by approximately $540 million relative to last year
FY25 Outlook
•Free cash flow plus the benefit of non-core asset sales is expected to generate approximately $600 million

Summary Revenue Information
(Unaudited)

	Three Months Ended March				Twelve Months Ended March
(Dollars in millions)	2024	2023	% Change	% Change (constant currency)	2024	2023	% Change	% Change (constant currency)
Brand:
The North Face®	$814.3	$859.5	(5)%	(5)%	$3,673.3	$3,612.7	2%	1%
Vans®	631.2	857.0	(26)%	(27)%	2,785.7	3,682.9	(24)%	(25)%
Timberland®	341.5	395.6	(14)%	(14)%	1,556.9	1,784.7	(13)%	(14)%
Dickies®	162.4	191.5	(15)%	(15)%	618.4	725.2	(15)%	(15)%
Other Brands	424.4	436.0	(3)%	(2)%	1,820.3	1,807.0	1%	0%
VF Revenue	$2,373.8	$2,739.6	(13)%	(13)%	$10,454.7	$11,612.5	(10)%	(11)%

Region:
Americas	$1,126.2	$1,449.6	(22)%	(23)%	$5,464.9	$6,682.7	(18)%	(19)%
EMEA	869.9	901.3	(3)%	(5)%	3,428.6	3,411.7	0%	(4)%
APAC	377.7	388.7	(3)%	2%	1,561.2	1,518.1	3%	7%
VF Revenue	$2,373.8	$2,739.6	(13)%	(13)%	$10,454.7	$11,612.5	(10)%	(11)%
International	1,382.0	1,436.4	(4)%	(4)%	5,611.6	5,569.1	1%	(1)%

Channel:
DTC	$1,093.8	$1,148.8	(5)%	(4)%	$4,965.1	$5,231.4	(5)%	(6)%
Wholesale (a)	1,280.1	1,590.8	(20)%	(20)%	5,489.5	6,381.1	(14)%	(15)%
VF Revenue	$2,373.8	$2,739.6	(13)%	(13)%	$10,454.7	$11,612.5	(10)%	(11)%
All references to periods ended March 2024 relate to the 13-week and 52-week fiscal periods ended March 30, 2024 and all references to periods ended March 2023 relate to the 13-week and 52-week fiscal periods ended April 1, 2023.
Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.
Shareholder Returns
•Returns of $35 million and $303 million to shareholders through cash dividends in Q4'FY24 and full year FY24, respectively.
•VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on June 20, 2024, to shareholders of record at the close of business on June 10, 2024. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.

Webcast Information
VF will host its fourth quarter fiscal 2024 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About VF
Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, Tax and Legal Items, Transaction and Deal Related Activities and Other.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, Tax and Legal Items, Transaction and Deal Related Activities and Other
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs related to Reinvent were approximately $55 million in the fourth quarter of fiscal 2024 and $105 million in fiscal 2024.
The adjusted amounts in this release exclude noncash goodwill impairment charges related to the Timberland® and Icebreaker® reporting units of approximately $250 million in the fourth quarter of fiscal 2024 and goodwill impairment charges related to the Timberland®, Dickies® and Icebreaker® reporting units of approximately $508 million in fiscal 2024.
The adjusted amounts in this release exclude the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The adjusted amounts also exclude the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $696 million, excluding the reversal of accrued interest income, in fiscal 2024, as a result of these two rulings.
The adjusted amounts in this release exclude legal settlement gains of approximately $29 million recorded in fiscal 2024.
The adjusted amounts in this release exclude transaction and deal related activities and other primarily associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities and other include costs of approximately $2 million in fiscal 2024.
Combined, the above items negatively impacted earnings per share by $0.76 during the fourth quarter of fiscal 2024 and $3.23 during fiscal 2024. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results. VF defines free cash flow as cash flow from operations less capital expenditures and software purchases and defines net debt as short and long-term borrowings less cash and cash equivalents.
Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute our Reinvent transformation program and other business priorities, including measures to streamline and right-size our cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in our business model; any inability of VF or third parties on which we rely, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks, and may in the future be vulnerable to such attacks, and any inability or failure by us or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which we rely to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and operations and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Timberland®, Dickies® and Icebreaker® reporting unit goodwill; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and divestitures, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March		Twelve Months Ended March
	2024	2023	2024	2023
Net revenues	$2,373,809	$2,739,613	$10,454,667	$11,612,475
Costs and operating expenses
Cost of goods sold	1,225,277	1,381,589	5,017,445	5,515,796
Selling, general and administrative expenses	1,253,827	1,205,820	4,963,718	5,033,977
Impairment of goodwill and intangible assets	250,470	313,087	507,566	735,009
Total costs and operating expenses	2,729,574	2,900,496	10,488,729	11,284,782
Operating income (loss)	(355,765)	(160,883)	(34,062)	327,693
Interest expense, net	(54,707)	(49,237)	(223,408)	(164,632)
Other income (expense), net	833	(5,879)	23,785	(119,774)
Income (loss) before income taxes	(409,639)	(215,999)	(233,685)	43,287
Income tax expense (benefit)	8,669	(1,107)	735,197	(75,297)
Net income (loss)	$(418,308)	$(214,892)	$(968,882)	$118,584
Earnings (loss) per common share (a)
Basic	$(1.08)	$(0.55)	$(2.49)	$0.31
Diluted	$(1.08)	$(0.55)	$(2.49)	$0.31
Weighted average shares outstanding
Basic	388,559	388,062	388,360	387,763
Diluted	388,559	388,062	388,360	388,370
Cash dividends per common share	$0.09	$0.30	$0.78	$1.81

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended March 2024 relate to the 13-week and 52-week fiscal periods ended March 30, 2024 and all references to periods ended March 2023 relate to the 13-week and 52-week fiscal periods ended April 1, 2023.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March	March
	2024	2023
ASSETS
Current assets
Cash and equivalents	$674,605	$814,887
Accounts receivable, net	1,273,965	1,610,295
Inventories	1,766,366	2,292,790
Other current assets	512,011	434,737
Total current assets	4,226,947	5,152,709
Property, plant and equipment, net	823,886	942,440
Goodwill and intangible assets, net	4,088,896	4,621,234
Operating lease right-of-use assets	1,330,361	1,372,182
Other assets	1,142,873	1,901,923
Total assets	$11,612,963	$13,990,488
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$263,938	$11,491
Current portion of long-term debt	1,000,721	924,305
Accounts payable	817,128	936,319
Accrued liabilities	1,375,192	1,673,651
Total current liabilities	3,456,979	3,545,766
Long-term debt	4,702,284	5,711,014
Operating lease liabilities	1,156,858	1,171,941
Other liabilities	638,477	651,054
Total liabilities	9,954,598	11,079,775
Stockholders' equity	1,658,365	2,910,713
Total liabilities and stockholders' equity	$11,612,963	$13,990,488

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Twelve Months Ended March
	2024	2023
Operating activities
Net income (loss)	$(968,882)	$118,584
Impairment of goodwill and intangible assets	507,566	735,009
Depreciation and amortization	319,204	262,324
Reduction in the carrying amount of right-of-use assets	394,426	383,199
Write-off of income tax receivables and interest	921,409	—
Other adjustments, including changes in operating assets and liabilities	(159,142)	(2,154,911)
Cash provided (used) by operating activities	1,014,581	(655,795)
Investing activities
Proceeds from sale of assets	26,615	99,499
Capital expenditures	(145,818)	(165,925)
Software purchases	(65,167)	(95,326)
Other, net	12,112	(26,301)
Cash used by investing activities	(172,258)	(188,053)
Financing activities
Contingent consideration payment	—	(56,976)
Net increase (decrease) from short-term borrowings and long-term debt	(653,629)	1,226,522
Cash dividends paid	(303,140)	(702,846)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(2,846)	(2,794)
Cash provided (used) by financing activities	(959,615)	463,906
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(22,069)	(80,822)
Net change in cash, cash equivalents and restricted cash	(139,361)	(460,764)
Cash, cash equivalents and restricted cash – beginning of year	816,318	1,277,082
Cash, cash equivalents and restricted cash – end of year	$676,957	$816,318

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March		% Change	% Change Constant Currency (a)
	2024	2023
Segment revenues
Outdoor	$1,219,444	$1,320,529	(8)%	(8)%
Active	914,037	1,131,885	(19)%	(19)%
Work	240,328	287,199	(16)%	(16)%
Total segment revenues	$2,373,809	$2,739,613	(13)%	(13)%
Segment profit (loss)
Outdoor	$44,878	$114,816
Active	476	113,520
Work	4,165	28,168
Other (b)	—	(20)
Total segment profit	49,519	256,484
Impairment of goodwill and intangible assets	(250,470)	(313,087)
Corporate and other expenses	(153,981)	(110,159)
Interest expense, net	(54,707)	(49,237)
Loss before income taxes	$(409,639)	$(215,999)

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Twelve Months Ended March		% Change	% Change Constant Currency (a)
	2024	2023
Segment revenues
Outdoor	$5,501,399	$5,647,526	(3)%	(4)%
Active	4,061,729	4,904,622	(17)%	(18)%
Work	891,539	1,060,179	(16)%	(16)%
Other (b)	—	148	*	*
Total segment revenues	$10,454,667	$11,612,475	(10)%	(11)%
Segment profit (loss)
Outdoor	$602,708	$785,431
Active (c)	352,248	654,691
Work	17,647	121,157
Other (b)	—	(536)
Total segment profit	972,603	1,560,743
Impairment of goodwill and intangible assets	(507,566)	(735,009)
Corporate and other expenses	(475,314)	(617,815)
Interest expense, net	(223,408)	(164,632)
Income (loss) before income taxes	$(233,685)	$43,287

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
(c) Includes legal settlement gains of $29.1 million in the twelve months ended March 2024.
* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended March 2024
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,219,444	$(634)	$1,218,810
Active	914,037	(1,381)	912,656
Work	240,328	156	240,484
Total segment revenues	$2,373,809	$(1,859)	$2,371,950
Segment profit
Outdoor	$44,878	$33	$44,911
Active	476	(1,098)	(622)
Work	4,165	(701)	3,464
Total segment profit	49,519	(1,766)	47,753
Impairment of goodwill	(250,470)	—	(250,470)
Corporate and other expenses	(153,981)	(401)	(154,382)
Interest expense, net	(54,707)	—	(54,707)
Loss before income taxes	$(409,639)	$(2,167)	$(411,806)
Diluted earnings (loss) per share growth	(94)%	(1)%	(95)%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Twelve Months Ended March 2024
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$5,501,399	$(62,600)	$5,438,799
Active	4,061,729	(43,697)	4,018,032
Work	891,539	(1,220)	890,319
Total segment revenues	$10,454,667	$(107,517)	$10,347,150
Segment profit
Outdoor	$602,708	$(12,949)	$589,759
Active	352,248	(8,725)	343,523
Work	17,647	(1,474)	16,173
Total segment profit	972,603	(23,148)	949,455
Impairment of goodwill	(507,566)	—	(507,566)
Corporate and other expenses	(475,314)	(475)	(475,789)
Interest expense, net	(223,408)	—	(223,408)
Loss before income taxes	$(233,685)	$(23,623)	$(257,308)

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2024	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Tax & Legal Items (c)	Transaction and Deal Related Activities and Other (d)	Adjusted
Revenues	$2,373,809	$—	$—	$—	$—	$2,373,809

Gross profit	1,148,532	347	—	—	—	1,148,879
Percent	48.4%					48.4%

Operating loss	(355,765)	54,517	250,470	—	22	(50,756)
Percent	(15.0)%					(2.1)%

Diluted loss per share (e)	(1.08)	0.12	0.64	—	—	(0.32)

Twelve Months Ended March 2024	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Tax & Legal Items (c)	Transaction and Deal Related Activities and Other (d)	Adjusted
Revenues	$10,454,667	$—	$—	$—	$—	$10,454,667

Gross profit	5,437,222	4,591	—	—	—	5,441,813
Percent	52.0%					52.1%

Operating income (loss)	(34,062)	105,386	507,566	—	2,471	581,361
Percent	(0.3)%					5.6%

Diluted earnings (loss) per share (e)	(2.49)	0.21	1.28	1.74	—	0.74

(a) Costs related to Reinvent, VF's transformation program, were $54.5 million and $105.4 million in the three and twelve months ended March 2024, respectively, related primarily to severance and employee-related benefits and the net impact of asset disposals and write-downs. Reinvent resulted in a net tax benefit of $9.2 million and $22.2 million in the three and twelve months ended March 2024, respectively.

(b) VF recognized noncash goodwill impairment charges related to the Timberland and Icebreaker reporting units of $211.7 million and $38.8 million, respectively, during the three months ended March 2024. During the twelve months ended March 2024, VF recognized noncash goodwill impairment charges related to the Timberland, Dickies and Icebreaker reporting units of $407.0 million, $61.8 million and $38.8 million, respectively. The impairment charges resulted in a net tax benefit of $1.1 million and $9.2 million in the three and twelve months ended March 2024, respectively.

(c) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the twelve months ended March 2024, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the twelve months ended March 2024, as a result of this ruling.

Legal items include legal settlement gains of $29.1 million recorded in the twelve months ended March 2024 within the Other income (expense), net line item. The legal items resulted in a net tax expense of $7.5 million in the twelve months ended March 2024.

(d) Transaction and deal related activities and other primarily reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $2.5 million for the twelve months ended March 2024. The transaction and deal related activities and other resulted in a net tax benefit of $0.6 million in the twelve months ended March 2024.

(e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 388,559,000 and 388,360,000 weighted average common shares for the three and twelve months ended March 2024, respectively. The adjusted diluted earnings per share impacts were calculated using 388,559,000 and 389,328,000 weighted average common shares for the three and twelve months ended March 2024, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, certain tax and legal items, transaction and deal related activities and other. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2023
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairments and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$2,739,613	$—	$—	$—	$—	$2,739,613

Gross profit	1,358,024	—	—	—	—	1,358,024
Percent	49.6%					49.6%

Operating income (loss)	(160,883)	—	—	313,087	—	152,204
Percent	(5.9)%					5.6%

Diluted earnings (loss) per share (e)	(0.55)	—	—	0.72	—	0.17

Twelve Months Ended March 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairments and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$11,612,475	$—	$—	$—	$—	$11,612,475

Gross profit	6,096,679	—	9,946	—	—	6,106,625
Percent	52.5%					52.6%

Operating income	327,693	331	72,031	735,009	—	1,135,064
Percent	2.8%					9.8%

Diluted earnings per share (e)	0.31	—	0.15	1.89	(0.24)	2.10

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. and include integration costs of $0.3 million for the twelve months ended March 2023. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the twelve months ended March 2023.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $59.5 million during the twelve months ended March 2023, related primarily to Corporate actions and resulting restructuring costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $12.5 million in the twelve months ended March 2023. The specified strategic business decisions resulted in a net tax benefit of $15.0 million in the twelve months ended March 2023.

(c) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $313.1 million and $735.0 million during the three and twelve months ended March 2023, respectively. The second quarter impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations. The fourth quarter impairment charges were related to lower financial projections and increased risk of achieving management's forecasts.

A noncash pension settlement charge of $91.8 million was recorded in the Other income (expense), net line item during the twelve months ended March 2023. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company.

The impairment and pension settlement charges resulted in a net tax benefit of $32.0 million and $92.2 million in the three and twelve months ended March 2023, respectively.

(d) Tax item includes a $94.9 million discrete tax benefit recognized during the twelve months ended March 2023 related to the Internal Revenue Service examinations for tax year 2017 and short-tax year 2018 resulting in a favorable adjustment to VF's transition tax liability under the Tax Cuts and Jobs Act.

(e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 388,062,000 and 388,370,000 weighted average common shares for the three and twelve months ended March 2023, respectively. The adjusted diluted earnings per share was calculated using 388,409,000 and 388,370,000 weighted average common shares for the three and twelve months ended March 2023, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions, impairments, a pension settlement charge and a tax item. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended March 2024				Twelve Months Ended March 2024
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
The North Face®
% change	(15)%	(1)%	10%	(5)%	(10)%	9%	27%	2%
% change constant currency*	(15)%	(3)%	15%	(5)%	(10)%	5%	31%	1%
Vans®
% change	(31)%	(13)%	(31)%	(26)%	(28)%	(13)%	(24)%	(24)%
% change constant currency*	(32)%	(15)%	(28)%	(27)%	(29)%	(16)%	(22)%	(25)%
Timberland®
% change	(32)%	4%	7%	(14)%	(27)%	1%	7%	(13)%
% change constant currency*	(33)%	2%	12%	(14)%	(27)%	(3)%	10%	(14)%
Dickies®
% change	(17)%	(4)%	(26)%	(15)%	(15)%	6%	(35)%	(15)%
% change constant currency*	(17)%	(6)%	(21)%	(15)%	(15)%	1%	(32)%	(15)%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended March 2024		Twelve Months Ended March 2024
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(22)%	(23)%	(18)%	(19)%
EMEA	(3)%	(5)%	0%	(4)%
APAC	(3)%	2%	3%	7%
Greater China	5%	10%	9%	13%
International	(4)%	(4)%	1%	(1)%
Global	(13)%	(13)%	(10)%	(11)%

	Three Months Ended March 2024		Twelve Months Ended March 2024
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(20)%	(20)%	(14)%	(15)%
Direct-to-consumer	(5)%	(4)%	(5)%	(6)%
Digital	(4)%	(4)%	(8)%	(8)%
	As of March
	2024	2023
DTC Store Count
Total	1,185	1,265

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.